Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-203544) of Riverview Financial Corporation of our report dated June 22, 2021, relating to the financial statements and supplemental schedule of the Riverview Financial Corporation 401(k) Retirement Plan which appear in this Annual Report on Form 11-K for the year ended December 31, 2020.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

June 22, 2021

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